UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

NEWBRIDGE GLOBAL VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11730	84-1089377
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2545 Santa Clara Avenue

Alameda, CA 94501

               (Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 2, 2019, NewBridge Global Ventures, Inc., a Delaware Corporation (the “Company”) and Apothio, LLC, a Colorado limited liability company (“Apothio”) entered into an Operating Agreement (the “Operating Agreement”), pursuant to which the Company and Apothio agreed to form Apothio Bakersefield, LLC, a Nevada limited liability company (the “Joint Venture”), whereby pursuant to the terms and subject to the conditions set forth in the Operating Agreement, the Company and Apothio shall each receive fifty percent (50%) of the membership interests in the Joint Venture. Under the terms of the Operating Agreement, the Company will be required to: (i) underwrite costs to contribute extraction equipment; (ii) fund the cost of a fully-functional extraction facility and (iii) install a fully-functional testing laboratory with certain equipment as determined by the managers of the Joint Venture. Apothio will contribute existing biomass of approximately 150,000 pounds for the Company to begin processing and extraction, and will contribute the use of its 512 acres of cannabinoids plants. The term of the Operating Agreement shall be perpetual absent certain dissolution provisions as further described in the Operating Agreement.

The Operating Agreement also provides for certain drag-along provisions, whereby the managers may require any members of the Joint Venture to sell their respective membership interests to a proposed purchaser.

The foregoing is merely a summary of the Operating Agreement, and is qualified in its entirety by the full text of the Operating Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 8.01 Other Events

On May 8, 2019, the Company issued a press release regarding the Joint Venture. A copy of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

The exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Operating Agreement dated May 2, 2019
99.1	Press Release regarding the Joint Venture dated May 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NewBridge Global Ventures, Inc. (Registrant)

Dated: May 8, 2019	By: /s/ Robert Bench Name: Robert Bench Title: Interim President and CFO